EXHIBIT 21.1
KKR Financial Holdings LLC
List of Subsidiaries
The following is a list of the consolidated subsidiaries of KKR Financial Holdings LLC as of December 31, 2016.

Company	Jurisdiction of Incorporation or Formation
KKR TRS Holdings, Ltd.	Cayman Islands
KKR Financial Holdings, Ltd.	Cayman Islands
KKR Financial Holdings II, Ltd.	Cayman Islands
KKR Financial Holdings III, Ltd.	Cayman Islands
KKR Financial Holdings, Inc.	Delaware
KKR Financial Holdings II, LLC	Delaware
KKR Financial Holdings III, LLC	Delaware
KKR Financial CLO Holdings, LLC	Delaware
KKR Financial CLO Holdings II, LLC	Delaware
KKR Spark Power Holdings I (Mauritius), Ltd.	Mauritius
KFH III Holdings Ltd.	Cayman Islands
KKR Financial CLO 2005-1, Ltd.	Cayman Islands
KKR Financial CLO 2005-2, Ltd.	Cayman Islands
KKR Financial CLO 2006-1, Ltd.	Cayman Islands
KKR Financial CLO 2007-1, Ltd.	Cayman Islands
KKR Financial CLO 2007-A, Ltd.	Cayman Islands
KKR Financial CLO 2009-1, Ltd.	Cayman Islands
KKR Financial CLO 2011-1, Ltd.	Cayman Islands
KKR Financial CLO 2012-1, Ltd.	Cayman Islands
KKR Financial CLO 2013-1, Ltd.	Cayman Islands
KKR Financial CLO 2013-1 Holdings, Ltd.	Cayman Islands
KKR Financial CLO 2013-2, Ltd.	Cayman Islands
KKR Financial CLO 2013-2 Holdings, Ltd.	Cayman Islands
KKR CLO 9 Ltd.	Cayman Islands
KKR CLO 10 Ltd.	Cayman Islands
KKR CLO 2016-1, Ltd.	Cayman Islands
KKR CLO 15 Ltd.	Cayman Islands
KKR CLO 16 Ltd.	Cayman Islands
KKR CLO 17 Ltd.	Cayman Islands
KFN PEI IX, LLC	Delaware
KFN PEI XI, LLC	Delaware
KKR Financial Capital Trust I	Delaware
KKR Financial Capital Trust II	Delaware
KKR Financial Capital Trust III	Delaware
KKR Financial Capital Trust IV	Delaware
KKR Financial Capital Trust V	Delaware
KKR Financial Capital Trust VI	Delaware
KFH Royalties L.P.	Delaware
KFH Royalties GP LLC	Delaware
KFH Royalties LLC	Delaware
KFH Royalties II GP LLC	Delaware
KFH Royalties II LLC	Delaware
KFH Real Asset Holdings L.P.	Delaware
KKR Royalty Aggregator LLC	Delaware
KKR Royalty Splitter LLC	Delaware
KFN YTC Feeder LLC	Delaware
KFN HHV Feeder LLC	Delaware

KFN BTS Feeder LLC	Delaware
KFN Sentinel REIT LLC	Delaware
KFN Colonie Feeder LLC	Delaware
KFN WTC Oahu Feeder LLC	Delaware
KFN Broadway Feeder LLC	Delaware
KFN Rad Philly Feeder LLC	Delaware
KFN Midland Feeder LLC	Delaware
KFN HG Hotel Feeder LLC	Delaware
KFN CC Portfolio Feeder LLC	Delaware
KFN Birch Feeder LLC	Delaware
KFN Birch 2 Feeder LLC	Delaware
KFN Pelican 1 Feeder LLC	Delaware
KKR Nautilus Aggregator Limited	Cayman Islands
KKR Strategic Capital Institutional Fund Ltd.	Cayman Islands
KKR Turbine Investors LLC	Delaware
KFN Sullivan Feeder LLC	Delaware